Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-92509 of Comcast Corporation and its subsidiaries on Form S-3 of our reports dated February 22, 1999, appearing in the Annual Report on Form 10-K of Comcast Corporation and its subsidiaries for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/  Deloitte & Touche LLP



January 14, 2000
Philadelphia, Pennsylvania


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